EXHIBIT 99.2



                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders of
   Central Fidelity Banks, Inc.:



We have audited the consolidated statements of income, cash flows and changes in shareholders' equity of Central Fidelity Banks, Inc. and subsidiaries (the "Company") for the year ended December 31, 1996 (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Central Fidelity Banks, Inc. and subsidiaries for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


                                                                       KPMG LLP



Richmond, Virginia
January 15, 1997